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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-66661) of our report dated October 16, 1998, on our audits of the consolidated financial statements of Inktomi Corporation. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          PricewaterhouseCoopers LLP

San Francisco, California

November 6, 1998